As filed with the Securities and Exchange Commission on April 2, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOWPOINT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0312442
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

225 Long Avenue
Hillside, New Jersey 07205
(973) 282-2000
(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

David C. Trachtenberg
President and Chief Executive Officer
Glowpoint, Inc.
225 Long Avenue
Hillside, New Jersey 07205
(973) 282-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael J.W. Rennock, Esq.
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104
(212) 468-8000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $.0001 par value(1)	7,930,000	$1.95	$15,463,500	$1,959.23
Common Stock, $.0001 par value(2)	527,000	$1.95	$1,027,650	$130.20
Total	8,457,000		$16,491,150	$2,089.43

(1)	Represents (i) the 6,100,000 shares of common stock and (ii) the 1,830,000 shares of common stock issuable upon exercise of warrants issued under the Common Stock Purchase Agreement, dated as of February 17, 2004. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities issuable pursuant to the anti-dilution provisions of such warrants from stock splits, stock dividends or similar transactions.
(2)	Represents shares of common stock issuable upon exercise of outstanding warrants with piggyback rights on this offering. Pursuant to Rule 416, this registration statement shall be deemed to cover any additional securities issuable pursuant to the anti-dilution provisions of these warrants from stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purpose of computing the registration fee, based on the average of the high and low sales prices of the common stock as reported by the Nasdaq National Market on March 30, 2004 in accordance with Rule 457 under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission makes the registration statement that includes this prospectus effective.

PRELIMINARY PROSPECTUS — SUBJECT TO COMPLETION,
DATED APRIL 2, 2004

8,457,000 Shares

Common Stock

This prospectus relates to 8,457,000 shares of our common stock which may be sold from time to time by the selling stockholders listed beginning on page 6 including their transferees, pledgees or donees or their successors.

The shares are being registered to permit the selling stockholders to sell the shares from time to time in the public arket. The stockholders may sell the common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section "Plan of Distribution" beginning on page 21.

Our common stock is quoted on the Nasdaq National Market under the symbol "GLOW". On March 30, 2004, the last reported sale price for the common stock on the Nasdaq National Market was $1.98 per share.

Investment in our common stock involves risks. See "Risk Factors" beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April     , 2004.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY BE ACCURATE ONLY ON THE DATE OF THIS DOCUMENT.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as "may", "will", "expects", "plans", "anticipates", "estimates", "potential", or "continue" or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained in this prospectus and in the incorporated documents are reasonable, we cannot assure you that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including but not limited to the risk factors set forth herein and for the reasons described elsewhere in this prospectus. These factors, risks and uncertainties include market acceptance and availability of new video communications services; the nonexclusive and terminable-at-will nature of our sales agent agreements; rapid technological change affecting demand for our services; competition from other video communications service providers; and the availability of sufficient financial resources to enable us to expand our operations. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ.

ABOUT GLOWPOINT

Glowpoint, Inc., a Delaware corporation, provides comprehensive feature-rich video communications services with telephone-like reliability and ease-of-use on the industry's only carrier-grade, IP-based subscriber network that is designed exclusively for video communications. Our network spans 14 points of presence, or POPs, across three continents, enabling users to connect across the United States, as well as to virtually any business center around the world. Since launching our subscription service in late 2000, we have carried approximately 13 million minutes of video calls on behalf of over 270 customers. The growth of subscriptions was fairly steady through early 2003, when we determined that separating the video communications service from the equipment sales side of the business would open up a much larger distribution channel for our video communications service. On September 23, 2003, we completed the sale of our videoconferencing equipment business, which had previously been central to our operations, in order to focus solely on growing our video communications service. Our mission is to significantly improve the ease-of-use, cost-effectiveness, functionalities and quality of existing video communications in order to make it an integral part of business communications.

General Information

Our corporate offices are located at 225 Long Avenue, Hillside, New Jersey 07205. Our main telephone number is (973) 282-2000. Our principal website is www.glowpoint.com. Information contained on our website does not constitute part of this shelf registration statement.

RISK FACTORS

You should carefully consider the risks described below in evaluating Glowpoint and our business. If any of the following risks actually occur, our business could be harmed. This could cause the price of our stock to decline. This offering memorandum contains, in addition to historical information, forward-looking statements, including statements about future plans, objectives, and intentions, that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to these differences include those discussed below and elsewhere in this offering memorandum.

Risks Related to this Offering

We do not pay cash dividends.

We have never paid dividends on our common stock and do not presently intend to pay any dividends on our common stock in the foreseeable future. Under the terms of our Series B preferred stock, we are obligated to pay cumulative preferential dividends at a rate of 8% per annum of the stated value of $24,000 per share commencing on January 22, 2004, and at a rate of 12% per annum commencing on July 22, 2005, payable in cash or common stock annually to holders of Series B preferred stock, and are limited in our ability to pay dividends to holders of our common stock.

Sales of our common stock may cause our stock price to decline.

The sale of our shares by the selling security holders under the registration statement to be filed in connection with this offering, or even the potential of such sale, may have an adverse effect on the price of our common stock. The sale of shares of our common stock in the future may also have an adverse effect on the price of our common stock. If our stockholders sell substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants, the market price of our common stock could fall. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

The exercise of outstanding options and or warrants could result in substantial numbers of additional shares being issued, which will dilute your potential ownership interest and may cause our stock price to decline.

As of March 15, 2004, there were outstanding warrants to acquire an aggregate of approximately 5,654,481 shares of common stock, and there were outstanding options to acquire an aggregate of approximately 5,820,739 shares of common stock. If exercised, these securities will dilute your percentage ownership of common stock. Certain of these securities, unlike our common stock, provide for anti-dilution protection upon the occurrence of stock splits, redemptions, mergers, reclassifications, reorganizations and other similar corporate transactions, and, in some cases, major corporate announcements. If one or more of these events occurs, the number of shares of common stock that may be acquired upon conversion or exercise would increase.

During the respective terms of the warrants and options granted or to be granted under our stock option plans or outside the plans, the holders thereof are given an opportunity to benefit from a rise in the market price of the common stock, with a resultant dilution of the interests of existing stockholders. The existence of these warrants and options could make it more difficult for us to obtain additional financing while such securities are outstanding. The holders may be expected to exercise their rights to acquire common stock and sell at a time when we would, in all likelihood, be able to obtain needed capital through a new offering of securities on terms more favorable than those provided by these warrants and options.

Our common stock ranks junior to our outstanding shares of Series B preferred stock.

We currently have outstanding 203.667 shares of Series B preferred stock. These shares have an aggregate liquidation preference of $4.89 million. The common stock to be sold in this offering will rank junior to the Series B preferred stock in the event of our liquidation.

We may issue additional shares and dilute your potential ownership interest.

Some events over which you have no control could result in the issuance of additional shares of our common stock, which would dilute your ownership percentage. We may issue additional shares of common stock or preferred stock:

•	to raise additional capital or finance acquisitions;

•	upon the exercise or conversion of outstanding options, warrants and shares of convertible preferred stock; and/or

•	in lieu of cash payment of dividends.

The market price of our stock may be adversely affected by market volatility.

The market price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including:

•	potential acquisitions or divestitures;

•	developments with respect to patents or proprietary rights;

•	announcements of technological innovations by us or our competitors;

•	announcements of new products, services, customers or new contracts by us or our competitors;

•	economic developments in the telecommunications or multimedia industries as a whole;

•	actual or anticipated variations in our operating results due to the level of development expenses and other factors;

•	changes in financial estimates by securities analysts and whether our earnings meet or exceed such estimates;

•	new accounting standards;

•	general economic, political and market conditions and other factors; and

•	the occurrence of any of the risks described in these "Risk Factors."

In the past, following periods of volatility in the market price of the securities of companies in many industries, securities class action litigation has often been instituted against those companies. If we face such litigation in the future, it would result in substantial costs and a diversion of management attention and resources, which would negatively impact our business.

Our anti-takeover defense provisions may deter potential acquirors and may depress our stock price.

Our certificate of incorporation and bylaws contain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. These provisions provide for a classified board of directors and allow us to issue preferred stock with rights senior to those of our common stock and impose various procedural and other requirements that could make it more difficult for our stockholders to effect corporate actions.

Risks Related to Our Business

A small number of resellers and sales channels account for a significant portion of our sales.

We rely on a small number of resellers and sales channels for a significant portion of our sales for our Glowpoint network. Our reseller and sales agent agreements are nonexclusive and terminable at will. The nonexclusive and terminable at will nature of our reseller and sales agent agreements would allow our key resellers and sales agent to enter into similar agreements with our competitors or to terminate our agreements altogether without notice. Reduced or discontinued sales of our Glowpoint network by a reseller or other sales channel could have a material effect on our revenues and our business.

Our history of substantial net losses may continue indefinitely and may make it difficult to fund our operations.

Glowpoint was formed by the merger of All Communications Corporation and View Tech, Inc. in May 2000. We reported a substantial loss from operations in 2000, 2001, 2002 and 2003. We cannot assure you that we will achieve revenue growth or profitability or generate positive cash flow on a quarterly or annual basis in the future, or at all. If we do not become profitable in the future, the value of our common stock may fall and we could have difficulty obtaining funds to continue our operations.

Our success is highly dependent on the evolution of our overall market.

The market for videoconferencing services is evolving rapidly. Although certain industry analysts project significant growth for this market, their projections may not be realized. Our Glowpoint network service utilizes IP (H.323) standards. As a result, our future growth, if any, will depend on the continued trend of businesses to migrate to IP (H.323) based standards and away from the older, less reliable Integrated Services Digital Network, or ISDN, technology. There can be no assurance that the market for our services will grow, that our services will be adopted, or that businesses will use IP (H.323) based videoconferencing equipment or our IP subscriber network. If we are unable to react quickly to changes in the market, if the market fails to develop, or develops more slowly than expected, or if our services do not achieve market acceptance, then we are unlikely to become or remain profitable.

We depend upon our network and facilities infrastructure.

Our success depends upon our ability to implement, expand and adapt our national network infrastructure and support services to accommodate an increasing amount of video traffic and evolving customer requirements at an acceptable cost. This has required and will continue to require that we enter into agreements with providers of infrastructure capacity, equipment, facilities and support services on an ongoing basis. We cannot assure you that any of these agreements can be obtained on satisfactory terms and conditions. We also anticipate that future expansions and adaptations of our network infrastructure facilities may be necessary in order to respond to growth in the number of customers served.

We depend upon suppliers and have limited sources of supply for some services.

We rely on other companies to supply some components of our network infrastructure and the means to access our network. Some of the products and services that we resell, and certain components that we require for our network, are available only from limited sources. We could be adversely affected if such sources were to become unavailable to us on commercially reasonable terms. We cannot assure you that, on an ongoing basis, we will be able to obtain third-party services cost-effectively and on the scale and within the timeframes we require, or at all. Failure to obtain or to continue to make use of such third-party services would have a material adverse effect on our business, financial condition and results of operations.

Our network could fail, which could negatively impact our revenues.

Our success depends upon our ability to deliver reliable, high-speed access to our partners' data centers and upon the ability and willingness of our telecommunications providers to deliver reliable, high-speed telecommunications service through their networks. Our network and facilities, and other networks and facilities providing services to us, are vulnerable to damage, unauthorized access, or cessation of operations from human error and tampering, breaches of security, fires, earthquakes, severe storms, power losses, telecommunications failures, software defects, intentional acts of vandalism including computer viruses, and similar events, particularly if the events occur within a high traffic location of the network or at one of our data centers. The occurrence of a natural disaster or other unanticipated problems at the network operations center, key sites at which we locate routers, switches and other computer equipment that make up the backbone of our network infrastructure, or at one or more of our partners' data centers, could substantially and adversely impact our business. We cannot assure you that we will not experience failures or shutdowns relating to individual facilities or even catastrophic failure of the entire network. Any damage to or failure of our systems or service providers could result in reductions in, or terminations of, services supplied to our customers, which could have a material adverse effect on our business. In addition, we rely on MCI for a portion of our network, and, although we have backup network access with other providers, MCI's recent financial difficulties could undermine its performance and have a material effect on our network.

Our network depends upon telecommunications carriers who could become direct competitors and limit or deny us access to their network, which would have a material adverse effect on our business.

We rely upon the ability and willingness of certain telecommunications carriers and other corporations to provide us with reliable high-speed telecommunications service through their networks, including MCI. While these organizations are presently focusing on the ISDN market, they may decide to enter the IP-based video communications market by providing video services over their Internet network, in which case they would directly compete with us. If this occurs, we cannot assure you that these telecommunications carriers and other corporations would continue to provide service to us through their networks at reasonable prices, if at all. Failure to continue to be able to use such services would have a material adverse effect on our business.

We compete in a highly competitive market and many of our competitors have greater financial resources and established relationships with major corporate customers.

The video communications industry is highly competitive. A number of telecommunications carriers and other corporations, including AT&T, MCI, Sprint and some of the regional Bell companies, have entered into the video communications industry. Many of these organizations have substantially greater financial and other resources than us, furnish some of the same services provided by us, and have established relationships with major corporate customers that have policies of purchasing directly from them. We believe that as the demand for video communications systems continues to increase, additional competitors, many of which may have greater resources than us, will continue to enter the video communications market.

The sale of our Video Solutions business exposes us to contingent liabilities.

In connection with the sale of our Video Solutions business to an affiliate of Gores Technology Group, or Gores, in September 2003, we undertook to indemnify Gores for any losses from breaches of our representations or warranties that occur within 18 months after the closing date of the sale. Our indemnification obligations are limited by an overall cap of forty percent of the purchase price, without giving effect to any post-closing earnout consideration, or $9.2 million. For example, an indemnification claim by Gores might result if we were inaccurate in any of our representations about the assets comprising our Video Solutions business. Although we know of no breaches of our representations or warranties, the payment of any such indemnification obligations would adversely impact our cash resources and our ability to pursue other opportunities.

Our business is now entirely dependent on the success of our video network business, which historically only represented a small percentage of our annual revenues.

The Video Solutions business we sold pursuant to an asset sale in September 2003 represented 90 to 95 percent of our annual revenues in each of the past two years. Our business following the asset sale is less diversified, leaving us entirely dependent on the performance of our video network business, which primarily represents contributions from our Glowpoint network and is now our main operating unit. Our video network business has a limited operating history and has only represented a small percentage of our periodic and historical revenues to date. If we fail to effectively market, sell and implement our Glowpoint network or if the videoconferencing industry does not respond as favorably as anticipated to our Glowpoint network, our business will be materially adversely affected.

Our success following the sale of our Video Solutions business depends on the success of our new business model.

Since the sale of our Video Solutions business, we have a very different strategic focus requiring us to devote substantially all of our efforts and resources on building out, marketing and servicing our

Glowpoint network. Internal changes resulting from the business restructuring announced by us during 2002 are substantially complete, but many factors may negatively impact our ability to implement our strategic focus, including our ability or possible inability to manage the implementation and development of our Glowpoint network business, sustain the productivity of our workforce and retain key employees, manage operating expenses and quickly respond to and recover from unforeseen events in the future. Our business, results of operations or financial condition could be materially adversely effected if are unable to retain key employees, manage our operating expenses or quickly respond to and recover from unforeseen events associated with any future restructuring efforts.

Our Glowpoint network has limited market awareness.

Our Glowpoint network was introduced in December 2000 and, until the sale of our Video Solutions business, was only a small part of our operations. Our future success will be dependent in significant part on our ability to generate demand for our Glowpoint network and professional services. To this end, our direct marketing and indirect sales operations must increase market awareness of our network to generate increased revenue. Our products and services require a sophisticated sales effort targeted at the senior management of our prospective customers All new hires will require training and will take time to achieve full productivity. We cannot be certain that our new hires will become as productive as necessary or that we will be able to hire enough qualified individuals or retain existing employees in the future. In January 2004, we began the relaunch of our video communications service. Our relaunch includes the introduction of new products and services, including subscription calling plans, CustomerPoint, a customer portal that provides subscribers with online access to their account information, and PartnerPoint, a sales agent portal that provides automated sales and marketing tools for our resellers. We cannot be certain that we will be successful in our efforts to market and sell our products and services, including our relaunch of our services and products, and if we are not successful in building market awareness and generating increased sales, future results of operations will be adversely effected.

As we expand our Glowpoint network and its use, any system failures or interruptions in our network may cause loss of customers.

Our success depends on the seamless, uninterrupted operation of our Glowpoint network and on the management of traffic volumes and route preferences over our network. As we continue to expand our network to increase both its capacity and reach, and as traffic volume continues to increase, we will face increasing demands and challenges in managing our capacity and traffic management systems. Any prolonged failure of our network or other systems or hardware that causes significant interruptions to our operations could seriously damage our reputation and result in customer attrition and financial loss.

We may be unable to adequately respond to rapid changes in technology.

The market for our Glowpoint network and related services is characterized by rapidly changing technology, evolving industry standards and frequent product introductions. The introduction of products and services embodying new technology and the emergence of new industry standards may render our existing Glowpoint network and related services obsolete and unmarketable if we are unable to adapt to change. A significant factor in our ability to grow and to remain competitive is our ability to successfully introduce new products and services that embody new technology, anticipate and incorporate evolving industry standards and achieve levels of functionality and price acceptable to the market. If our Glowpoint network is unable to meet its specifications or if it is unable to keep pace with technological changes in the videoconferencing industry, our Glowpoint network could eventually become obsolete. We may be unable to allocate the funds necessary to upgrade our network as improvements in videoconferencing networking technologies are introduced. In the event that other companies develop more technologically advanced networks, our competitive position relative to such companies would be harmed.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the securities sold pursuant to this prospectus, although we may receive as much as approximately $6,440,000 upon exercise of the outstanding warrants, if the warrants are exercised in full and the purchase price is paid in cash. The proceeds from the exercise of warrants would be used for working capital purposes. See "Selling Stockholders" for a list of those persons and entities receiving proceeds from the sales of these shares.

SELLING STOCKHOLDERS

The following table sets forth (i) the names of the selling stockholders, (ii) the number of shares of common stock owned beneficially by each of them as of March 30, 2004, (iii) the number of shares which may be offered pursuant to this prospectus and (iv) the number of shares and percentage of class to be owned by each selling stockholder after this offering. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution." Pursuant to various agreements with some of the selling stockholders, we have filed a registration statement, of which this prospectus forms a part, in order to permit those stockholders to sell to the public the shares of common stock that they acquired or may acquire in connection with our private placement of common stock and warrants to purchase common stock conducted in February 2004. Holders of certain other warrants may exercise their rights to exercise their warrants and sell to the public the common stock issuable upon such exercise under this registration statement. The following information is based upon information provided by the selling stockholders. Except as otherwise set forth in the footnotes to the table, none of the selling stockholders has held any position or office or has had any other material relationship with us or any of our affiliates within the past three years other than as a result of his or her ownership of shares of equity securities. Because the selling stockholders may offer all, some or none of their common stock, no definitive estimate as to the number of shares that will be held by the selling stockholders after this offering can be provided.

Except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. A person is considered the beneficial owner of any securities as of a given date that can be acquired within 60 days of such date through the exercise of any option, warrant or other right. Shares of common stock subject to options, warrants or other rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or other rights, but are not considered outstanding for computing the ownership percentage of any other person.

The "Common Shares Beneficially Owned after Offering" column assumes the sale of all shares offered. The "Percentage of Common Shares Beneficially Owned after Offering" column is based on 37,357,583 shares of common stock outstanding as of March 30, 2004.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered by this Prospectus	Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares of Common Stock Beneficially Owned After Offering
Jason Adelman (1)	525,332	90,000	435,332	1.2%
Alpha Capital AG (2)	83,200	83,200	—	*
Alfred J. Anzalone Family Limited Partnership (3)	13,000	13,000	—	*
Matthew Balk (4)	139,539	35,200	104,339	*
Frederic M. Bauthier (5)	32,500	32,500	—	*
Bear Stearns f/b/o Rosen Capital LP M/P/P Plan (6)	14,300	14,300	—	*
Thomas Beard (7)	13,000	13,000	—	*
Hilary Bergman (8)	24,400	24,400	—	*
Harvey Bibicoff (9)	101,500	52,000	49,500	*

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered by this Prospectus	Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares of Common Stock Beneficially Owned After Offering
Philip C. Bird (10)	19,500	19,500	—	*
Bristol Investment Fund, Ltd. (11)	325,000	325,000	—	*
Dana Paul Bowler (12)	19,500	19,500	—	*
Burnham Hill Holdings LLC (13)	300,000	300,000	—	*
Sean Callahan (14)	30,000	17,000	—
Capital Ventures International (15)	390,000	390,000	—	*
Castle Creek Technology Partners LLC (16)	390,000	390,000	—	*
CD Investment Partners (17)	234,000	234,000	—	*
Christopher P. Choma (18)	13,000	13,000	—	*
Howard Commander (19)	26,000	26,000	—	*
Thomas Contino (20)	11,700	11,700	—	*
Cranshire Capital LP (21)	260,000	260,000	—	*
Crescent International Ltd. (22)	145,600	145,600	—	*
Louis Cristan Kathy Cristan JTWROS (23)	13,000	13,000	—	*
Robert J. Cymbala (24)	14,300	14,300	—	*
Deephaven Small Cap Growth Fund LLC (25)	325,000	325,000	—	*
Dana E. Ennis (26)	26,000	13,000	—	*
Harry Falterbauer (27)	40,300	40,300	—	*
Fenmore Holdings LLC (28)	88,400	88,400	—	*
Neal J. Fiore (29)	26,000	26,000	—	*
Fiserv Securities Inc. A/C/F Sean M. Callahan (30)	30,000	13,000	—	*
James R. & Diane R. Fisher TTEEs FBO James R. & Diana R. Fisher Living Trust (31)	19,500	19,500	—	*
Rodd Friedman (32)	28,600	28,600	—	*
Mark Ford (33)	1,520	1,520	—
David P. Garmus Carmen M. Garmus TTEEs FBO Garmus Living Trust (34)	26,000	26,000	—	*
Oscar Garza (35)	14,300	14,300	—	*
John J. Gebhardt (36)	14,300	14,300	—	*
Jack Gilbert (37)	39,000	39,000	—	*
Greenwich Growth Fund Ltd. (38)	52,000	52,000	—	*
Brian M. Herman (39)	57,380	47,380	10,000	*
Peter Hilcoff & Janis Hilcoff JTWROS (40)	13,000	13,000	—	*
Hudson Valley Capital Management (41)	10,012	10,012	—	*
Iroquois Capital LP (42)	65,000	65,000	—	*
Stuart Jacobsen (43)	46,800	28,600	—	*
Jerdan Enterprises, Inc. (44)	57,200	57,200	—	*
JIBS Equities (45)	130,000	130,000	—	*
John O. Jonston (46)	19,500	19,500	—	*

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered by this Prospectus	Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares of Common Stock Beneficially Owned After Offering
Kimball & Cross Investment Management (47)	1,126	1,126	—	*
Walter Kuharchik (48)	13,000	13,000	—	*
Larry Langer (49)	26,000	26,000	—	*
Aaron Lehman (50)	13,000	13,000	—	*
James K. Lehman (51)	13,000	13,000	—	*
Thomas M. Leonard Dorothy J. Leonard JTWROS (52)	13,000	13,000	—	*
Roger & Davina Lockhart CRUT (53)	13,400	13,000	—	*
Michael Loew (54)	13,000	13,000	—	*
Longview Equity Fund LP (55)	97,500	97,500	—	*
Longview International Equity Fund LP (56)	32,500	32,500	—	*
Annabel Lukens (57)	1,000	1,000	—	*
M and M Capital, LLC (58)	26,000	26,000	—	*
George Manos (59)	13,000	13,000	—	*
Mark Capital LLC (60)	26,000	26,000	—	*
Edward Marucci (61)	13,000	13,000	—	*
Robert A. Melnick (62)	26,000	26,000	—	*
Martin Mennes, Linda B. Mennes JTWROS (63)	13,000	13,000	—	*
Monad Realty Inc. AHN Alan Adler (64)	20,800	20,800	—	*
Richard G. Morris (65)	26,000	26,000	—	*
Robert J. Neborsky, MD Combination Retirement Trust U/T/A 11/30/82 (66)	52,000	52,000	—	*
North Bar Capital, Inc. (67)	26,000	26,000	—	*
North Metropolitan Radiology Assoc., LLP 401k Profit Sharing Plan FBO: Stuart Jacobsen (68)	46,800	18,200	—	*
Omicron Master Trust (69)	260,000	260,000	—	*
OTAPE Investments LLC (70)	144,800	130,000	14,800	*
Daniel Pietro (71)	800	800	—	*
Portside Growth & Opportunity Fund (72)	454,250	130,000	324,250	*
David Prescott (73)	15,600	15,600	—	*
Brad Reifler (74)	24,400	24,400	—	*
RHP Master Fund, Ltd. (75)	533,000	533,000	—	*
Ritchie Long/Short Trading Ltd. (76)	429,000	429,000	—	*
Harry Rosen FBO Rosen Kreiling PA 401k PSP (77)	26,000	26,000	—	*
Ralph Rybacki (78)	35,750	35,750	—	*
Gene Salkind, MD (79)	52,000	52,000	—	*
Rick Alan Schafer (80)	15,600	15,600	—	*

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered by this Prospectus	Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares of Common Stock Beneficially Owned After Offering
SDIRA FBO Alan E. Ennis SEP IRA (81)	26,000	13,000	—	*
SDS Capital Group SPC, Ltd. (82)	744,875	520,000	244,875	*
Seneca Capital LP (83)	133,467	133,467	—	*
Seneca Capital International Ltd. (84)	256,533	256,533	—	*
SF Capital Partners Ltd. (85)	455,000	455,000	—	*
Chris Shufeldt (86)	112	112	—	*
Eric Singer (87)	74,714	14,250	59,464	*
Timothy Sledz (88)	45,500	19,500	—	*
Smithfield Fiduciary LLC (89)	130,000	130,000	—	*
John M. Somody (90)	26,000	26,000	—	*
James St. Clair (91)	1,375	1,375	—	*
Stonestreet LP (92)	195,000	195,000	—	*
Charles P. Strogen (93)	49,400	49,400	—	*
SXJE LLC (94)	81,250	81,250	—	*
TCMP3 Partners (95)	143,000	143,000	—	*
Truk Opportunity Fund, LLC (96)	286,000	286,000	—	*
National Financial Services, LLC, Randall M. Tuggle IRA Rollover (97)	28,600	28,600	—	*
Valuetel Inc. (98)	45,500	26,000	—	*
Vertical Ventures LP (99)	195,000	195,000	—	*
View Trade Financial (100)	1,375	1,375	—	*
Claude Ware (101)	2,150	2,150	—	*
Allen Weiss (102)	18,200	18,200	—	*
Whalehaven Fund Ltd. (103)	65,000	65,000	—	*
David Wiener Revocable Trust – 96, dated 11/19/96 Trustee David Wiener (104)	26,000	26,000	—	*
Margaret Wisnasky Donald Winasky JTWROS (105)	13,000	13,000	—	*
Deborah Young M.D., Employees Retirement Trust, U/A dated 4/2/91, Trustee Deborah Young M.D. (106)	14,300	14,300	—	*
Roger Lockhart (107)	13,400	400	—	*

*	Less than 1%
(1)	Includes 225,500 shares of common stock which are issuable upon exercise of warrants. 90,000 of such shares of common stock issuable upon exercise of warrants commencing on August 17, 2004 are being registered in this offering. Mr. Adelman, an employee of Burnham Hill Partners, received these securities from Burnham Hill in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them. Burnham Hill had received these securities as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.

(2)	Includes 19,200 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Konrad Ackerman is a director of Alpha Capital AG and has voting and dispositive power over the Glowpoint securities held by Alpha Capital AG.
(3)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Alfred Anzalone has voting and dispositive power over the Glowpoint securities held by the Alfred J. Anzalone Family Limited Partnership.
(4)	Includes 35,200 shares of common stock which are issuable upon the exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Mr. Balk, an employee of Burnham Hill, received these warrants to acquire 35,200 shares of common stock from Burnham Hill in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them. Burnham Hill had received these securities as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.
(5)	Includes 7,500 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(6)	Includes 3,300 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Bruce Rosen, Trustee of Bear Sterns f/b/o/ Rosen Capital LP M/P/P Plan, has voting and dispositive power over the Glowpoint securities held by Bear Sterns f/b/o/ Rosen Capital LP M/P/P Plan.
(7)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(8)	Includes 24,400 shares of common stock which are issuable upon exercise of warrants. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Ms. Bergman, an employee of Burnham Hill, received these securities from Burnham Hill in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them. Burnham Hill had received these securities as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.
(9)	Includes 12,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(10)	Includes 4,500 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(11)	Includes 75,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Paul Kessler is director and managing member of Bristol Investment Fund, Ltd. and has voting and dispositive power over the Glowpoint securities held by Bristol Investment Fund, Ltd.

(12)	Includes 4,500 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(13)	Includes 300,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Burnham Hill Partners, LLC had received these securities as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them. The Managing Member of Burnham Hill Holdings LLC is the spouse of Jason Adelman, a selling stockholder. Burnham Hill Holdings LLC is not affiliated with Burnham Hill Partners.
(14)	Includes 7,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Mr. Callahan, an employee of View Trade, received warrants to acquire 4,000 shares of common stock from View Trade in the ordinary course of business and at the time of receiving such securities had no agreements or understandings, directly or indirectly, with any person to distribute them. View Trade had received these warrants as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them. 10,000 shares of common stock and 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004 are held by Fiserv Securities Inc. A/C/F Sean M. Callahan, a selling stockholder.
(15)	Includes 90,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(16)	Includes 90,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Castle Creek Partners, LLC is an investment manager to Castle Creek Technology Partners LLC and has voting and dispositive power over the Glowpoint securities held by Castle Creek Technology Partners LLC. Daniel Asher is the managing member of Castle Creek Partners, LLC. Mr. Asher disclaims beneficial ownership of such securities.
(17)	Includes 54,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(18)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(19)	Includes 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(20)	Includes 2,700 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(21)	Includes 60,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(22)	Includes 33,600 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. GreenLight (Switzerland) SA is an investment advisor to Crescent International Ltd. Mel Craw and Maxi Brezzi, managers of GreenLight (Switzerland) SA, have voting and dispositive power over the Glowpoint securities held by Crescent International Ltd. Messrs. Craw and Brezzi disclaim beneficial ownership of such securities.
(23)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(24)	Includes 3,300 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(25)	Includes 75,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Deephaven Capital Management LLC is a manager of Deephaven Small Cap Growth Fund. Colin Smith is Chief Executive Officer and has voting and dispositive power over the Glowpoint securities held by Deephaven Small Cap Growth Fund.
(26)	Includes 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. 10,000 shares of common stock and 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004 are held by SDIRA FBO Alan E.Ennis SEP IRA.
(27)	Includes 9,300 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(28)	Includes 20,400 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(29)	Includes 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(30)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(31)	Includes 4,500 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. James R. Fisher and Diane R. Fisher have voting and dispositive power over the Glowpoint securities held by the James R. & Diane R. Fisher TTEEs FBO James R. & Diane R. Fisher Living Trust.
(32)	Includes 6,600 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(33)	Includes 1,520 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Mr. Ford, an employee of View Trade Financial, received these warrants from View Trade in the ordinary course of business and at the time of receiving such securities had no agreements or understandings, directly or indirectly, with any person to distribute them. View Trade had received these warrants as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.

(34)	Includes 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. David P. Garmus and Caren M. Garmus have voting and dispositive power over the Glowpoint securities held by David P. Garmus and Caren M. Garmus TTEEs FBO Garmus Living Trust.
(35)	Includes 3,300 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(36)	Includes 3,300 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(37)	Includes 9,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(38)	Includes 12,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Evan Schemenauer, Don Dunstan and Jonathan Walk as Directors have voting and dispositive power over the Glowpoint securities held by Greenwich Growth Fund Limited.
(39)	Includes 22,380 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Mr. Herman, an employee of View Trade, received warrants to acquire 14,880 shares of common stock from View Trade in the ordinary course of business and at the time of receiving such securities had no agreements or understandings, directly or indirectly, with any person to distribute them. View Trade had received these warrants as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.
(40)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(41)	Includes 10,012 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Hudson Valley Capital Management received these warrants from Kimball & Cross Investment Management in the ordinary course of business and at the time of receiving such securities had no agreements or understandings, directly or indirectly, with any person to distribute them. Kimball & Cross Investment Management had received these warrants as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.
(42)	Includes 15,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(43)	Includes 6,600 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(44)	Includes 13,200 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Myles Jerdan has voting and dispositive power over the Glowpoint securities held by Jerdan Enterprises, Inc.
(45)	Includes 30,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Jeff Davidowitz has voting and dispositive power over the Glowpoint securities held by JIBS Equities.
(46)	Includes 4,500 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(47)	Includes 1,126 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Kimball & Cross Investment Management received these warrants in the ordinary course of business and at the time of receiving such securities had no agreements or understandings, directly or indirectly, with any person to distribute them.
(48)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(49)	Includes 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(50)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(51)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(52)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(53)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. 400 shares of common stock issuable upon exercise of warrant exercisable commencing on August 17, 2004 are held by Roger Lockhart, a selling stockholder.
(54)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(55)	Includes 22,500 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(56)	Includes 7,500 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(57)	Includes 1,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Mr. Callahan, an employee of View Trade, received these warrants from View Trade in the ordinary course of business and at the time of receiving such securities had no agreements or understandings, directly or indirectly, with any person to distribute them. View Trade had received these warrants as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.
(58)	Includes 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. John D. Cranmer is a Manager of M and M Capital, LLC and has voting and dispositive power over the Glowpoint securities held by M and M Capital, LLC.
(59)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(60)	Includes 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Evan M. Levine has voting and dispositive power over the Glowpoint securities held by Mark Capital LLC.
(61)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(62)	Includes 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(63)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(64)	Includes 4,800 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(65)	Includes 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(66)	Includes 12,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(67)	Includes 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(68)	Includes 4,200 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(69)	Includes 60,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Omicron Capital, L.P., a Delaware limited partnership ("Omicron Capital") , serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda ("Omicron"), Omicron Capital, Inc., a Delaware corporation ("OCI"), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited ("Winchester") serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by

Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of common stock. Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of April 21, 2003, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of common stock being offered by Omicron, as those terms are used for purposes under Regulations 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not "affiliates" of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or "group" (as that term is used in Section 13(d)of the Securities Exchange Act of 1934, as amended, or the SEC's Regulation 13D-G)controls Omicron and Winchester.
(70)	Includes 30,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Ira Leventhal has voting and dispositive power over the Glowpoint securities held by OTAPE Investments LLC. Mr. Leventhal disclaims beneficial ownership of such securities.
(71)	Includes 800 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these currently exercisable warrants are being registered in this offering. Mr. Pietro, an employee of View Trade, received these warrants from View Trade in the ordinary course of business and at the time of receiving such securities had no agreements or understandings, directly or indirectly, with any person to distribute them. View Trade had received these currently exercisable warrants as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.
(72)	Includes 30,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. The Investment Advisor to Portside Growth and Opportunity Fund is Ramius Capital Group, LLC. The Managing Member of Ramius Capital Group, LLC is C4S & Co., the Managing Members of which are Peter Cohen, Morgan Stark, Thomas Strauss and Jeffrey Solomon. As such Messrs. Cohen, Stark, Strauss and Solomon may be deemed beneficial owners of the shares. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of such shares.
(73)	Includes 3,600 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(74)	Includes 24,400 shares of common stock which are issuable upon exercise of warrants. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Mr. Reifler, an employee of Burnham Hill, received these securities from Burnham Hill in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them. Burnham Hill had received these securities as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.

(75)	Includes 123,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. RHP Master Fund, Ltd. is a party to an investment management agreement with Rock Hill Investment Management, L.P., a limited partnership of which the general partner is RHP General Partner, LLC. Pursuant to such agreement, Rock Hill Investment Management directs the voting and disposition of shares owned by RHP Master Fund. Messrs. Wayne Bloch, Gary Kaminsky and Peter Lockhart own all of the interests in RHP General Partner. The aforementioned entities and individuals disclaim beneficial ownership of the Company's Common Stock owned by the RHP Master Fund.
(76)	Includes 99,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Investment Sub Advisor Ritchie Capital Management LLC's president A.R. Thane Ritchie has voting and dispositive power over the Glowpoint securities held by Ritchie Long/Short Trading Ltd.
(77)	Includes 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Harry Rosen has voting and dispositive power over the Glowpoint securities held by Harry Rosen f/b/o/ Rosen Rosen Kreiling PA 401K PSP.
(78)	Includes 8,250 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(79)	Includes 12,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(80)	Includes 3,600 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(81)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Includes 10,000 shares of common stock and 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004 held by Dana E. Ennis.
(82)	Includes 120,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. [Includes 244,875 shares of common stock which are issuable upon exercise of warrants. Steve Derby is the Managing Member of SDC Management, LLC, which is Advisor to SDS Capital Group SPC, LLC. Mr. Derby has voting and dispositive power over the Glowpoint securities held by SDS Capital Group SPC, LLC.
(83)	Includes 30,800 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Doug Hirsch is the Managing Member of Seneca Capital L.P. and has voting and dispositive power over the Glowpoint securities held by Seneca Capital L.P.
(84)	Includes 59,200 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Doug Hirsch is the Managing Member of Seneca Capital International L.P's Investment Advisor and has voting and dispositive power over the Glowpoint securities held by Seneca Capital International L.P.

(85)	Includes 105,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Michael A. Roth and Brian J. Stark are the founding members and direct the management of Staro Asset Management, LLC, a Wisconsin limited liability company ("Staro") which acts as investment manager and has sole power to direct the management of SF Capital Partners Ltd. Through Staro, Messrs. Roth and Stark possess sole voting and dispositive power over all of the shares owned by SF Capital Partners Ltd.
(86)	Includes 112 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Mr. Shufeldt, an employee of Kimball & Cross, received these warrants from Kimball & Cross in the ordinary course of business and at the time of receiving such securities had no agreements or understandings, directly or indirectly, with any person to distribute them. Kimball & Cross had received these warrants as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.
(87)	Includes 14,250 shares of common stock which are issuable upon the exercise of warrants exercisable commencing on August 17, 2004 are being registered in this offering. Mr. Singer, an employee of Burnham Hill, received these warrants from Burnham Hill in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them. Burnham Hill had received these securities as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.
(88)	Includes 4,500 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. 20,000 shares of common stock and 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004 are held by Valutel Inc., a selling stockholder.
(89)	Includes 30,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield.
(90)	Includes 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(91)	Includes 1,375 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Mr. Somody, an employee of View Trade, received these warrants from View Trade in the ordinary course of business and at the time of receiving such securities had no agreements or understandings, directly or indirectly, with any person to distribute them. View Trade had received these currently exercisable warrants as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.

(92)	Includes 45,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Michael Finkestein is the President and Elizabeth Leonard is the Portfolio Manager of Stonestreet LP and together they have voting and dispositive power over the Glowpoint securities held by Stonestreet LP.
(93)	Includes 11,400 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(94)	Includes 18,750 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(95)	Includes 33,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Steven Slawson and Walter Schenker have voting and dispositive power over the Glowpoint securities held by TCMP3 Partners.
(96)	Includes 66,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC exercise investment and voting control over the shares. Both Mr. Fein and Mr. Saltzstein disclaim beneficial ownership of the common stock owned by this selling stockholder.
(97)	Includes 6,600 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(98)	Includes 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. 15,000 shares of common stock and 4,500 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004 are held by Timothy Sledz, a selling stockholder. Timothy Sledz has voting and dispositive power over the Glowpoint securities held by Valutel Inc.
(99)	Includes 45,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(100)	Includes 1,375 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. View Trade received these securities as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.
(101)	Includes 2,150 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Mr. Ware, an employee of View Trade, received these warrants from View Trade in the ordinary course of business and at the time of receiving such securities had no agreements or understandings, directly or indirectly, with any person to distribute them. View Trade had received these currently exercisable warrants as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.

(102)	Includes 4,200 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(103)	Includes 15,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Evan Schemenauer, Arther Jones and Jennifer Kelly are Directors of Whalehaven Fund Ltd. and have voting and dispositive power over the Glowpoint securities held by Whalehaven Fund Ltd.
(104)	Includes 6,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(105)	Includes 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(106)	Includes 3,300 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering.
(107)	Includes 400 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004. All of the shares of common stock issuable upon exercise of these warrants are being registered in this offering. Mr. Lockhart, an employee of View Trade, received these warrants exercisable commencing on August 17, 2004 from View Trade in the ordinary course of business and at the time of receiving such securities had no agreements or understandings, directly or indirectly, with any person to distribute them. View Trade had received these currently exercisable warrants as compensation for financial advisory services in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them. 10,000 shares of common stock and 3,000 shares of common stock which are issuable upon exercise of warrants exercisable commencing on August 17, 2004 are held by Roger & Davina Lockhart CRUT, a selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholders, or pledgees, donees, transferees, or other successors in interest, may sell the common stock from time to time on the Nasdaq National Market, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of such exchange;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the shares;

(h)	one or more underwritten offerings on a firm commitment or best efforts basis; and

(i)	any combination of such methods of sale.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share. To the extent such broker-dealer is unable to do so acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions on the Nasdaq National Market at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the shares in accordance with Rule 144 under the Securities Act of 1933, rather than pursuant to this prospectus, regardless of whether such shares are covered by this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom such securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. In addition, a selling stockholder may, from time to time, sell short our common stock, and, in such instances, this prospectus may be delivered in connection with such short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, the aggregate amount of selling stockholders' shares of common stock being offered and the terms of the offering, the names of any such agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares of common stock, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any broker-dealers that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the common stock sold by them may be deemed to be underwriting discounts and commissions.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of the common stock by such broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares. A selling stockholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.

The selling stockholders and other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Securities Exchange Act of 1934, including Regulation M. With certain exceptions, Regulation M precludes any selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

We have agreed to indemnify certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933.

We will pay all expenses in connection with this offering (including the legal fees and expenses of certain of the selling stockholders), but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock, par value $.0001 per share. At the close of business on March 30, 2004 there were 37,357,583 shares of our common stock outstanding. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders, including the election of directors. Subject to the rights of any then outstanding shares of preferred stock, holders of common stock are entitled to dividends that the board of directors may declare. The decision to declare dividends is made by the board of directors in its sole discretion, but the board of directors may declare dividends only if there are funds legally available to pay for the dividends. Holders of common stock are entitled to share ratably in our net assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. Holders of common stock have no preemptive rights to purchase shares of our stock. Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities.

EXPERTS

The audited consolidated financial statements of Glowpoint incorporated by reference in this prospectus to Glowpoint's annual report on Form 10-K for the year ended December 31, 2003 have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Legal matters with respect to the validity of the securities offered hereby are being passed upon by Morrison & Foerster LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information about us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. You may read and copy the registration statement, including exhibits, without charge at the Commission's public reference rooms located at Judiciary Plaza, 450 Fifth Street, N.W. in Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the Commission are available to the public at the Commission's website at http://www.sec.gov.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith we file annual and quarterly reports, proxy statements and other information with the Commission. These reports, proxy statements and other information are available for inspection and copying at the Commission's public reference rooms and the Commission's website referred to above.

The Commission allows us to "incorporate" into this prospectus information that we file with the Commission in other documents. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the Commission in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference our documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the sale of all shares covered by this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

2.	Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2004.

3.	Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2004.

4.	The description of our common stock contained in our registration statement on Form 8-A, filed with the Commission on May 14, 1998, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Glowpoint Inc.
225 Long Avenue
Hillside, New Jersey 07205
Attention: Investor Relations
Telephone: (973) 282-2000

8,457,000 Shares
of
Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee	$2,089.43
Accounting fees and expenses	5,000.00
Legal fees and expenses	25,000.00
Printing costs	5,000.00
Miscellaneous	2,910.57
Total	$40,000.00

Item 15.    Indemnification of Directors and Officers

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (1) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL. Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

Item 16.    Exhibits

Exhibit Number	Description
4.1	Specimen Stock Certificate (1)
5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities (2)
23.1	Consent of BDO Seidman, LLP (2)
23.2	Consent of Morrison & Foerster LLP (included in their opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included in the signature page contained in Part II of the Registration Statement)

(1)	Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.
(2)	Filed herewith.

Item 17.    Undertakings

The undersigned Registrant hereby undertakes the following:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registration pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillside, State of New Jersey, on April 2, 2004.

GLOWPOINT, INC.
By:	/s/ David Trachtenberg
David Trachtenberg Chief Executive Officer and President

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints David Trachtenberg and Christopher Zigmont, and each of them, as his true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his stead, in any and all capacities, to sign on his behalf this Registration Statement on Form S-3 in connection with the offering of common stock by the registrant and to execute any amendments thereto (including post-effective amendments), including a registration statement filed pursuant to Rule 462(b), or certificates that may be required in connection with this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, and each of them, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, jointly or severally, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 2, 2004.

Signature	Title

/s/ David C. Trachtenberg	Chief Executive Officer and President (Principal Executive Officer)

David C. Trachtenberg

/s/ Christopher A. Zigmont	Chief Financial Officer (Principal Financial and Accounting Officer)

Christopher A. Zigmont

/s/ Richard Reiss	Chairman

Richard Reiss

/s/ Karen Basian	Director

Karen Basian

/s/ Dean Hilzik	Director

Dean Hilzik

/s/ Lewis Jaffe	Director

Lewis Jaffe

/s/ James Kuster	Director

James Kuster

/s/ Michael Toporek	Director

Michael Toporek